Execution Version
AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
THIS AMENDMENT NO. 1, dated as of March 17, 2020 (this “Amendment No. 1”), to the Asset Purchase Agreement (the “Agreement”), dated as of February 9, 2020, by and among Zealand Pharma A/S, a Danish limited liability company organized and existing under the laws of Kingdom of Denmark (“Purchaser”) and one or more other persons designated by the Purchaser, and Valeritas, Inc., a Delaware corporation (the “Company”) and Valeritas Holdings, Inc., a Delaware Corporation (together with the Company, each a “Seller” and collectively, the “Sellers”). Capitalized terms used but not defined in this Amendment No. 1 shall have the respective meanings given to such terms in the Agreement, which will remain in full force and effect as amended hereby.
RECITALS
WHEREAS, Purchaser and Sellers are parties to the Agreement;
WHEREAS, the Sellers and certain other debtors have filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) commencing chapter 11 cases;
WHEREAS, on March 6, 2020, the Bankruptcy Court entered an order approving the bidding procedures (the “Order”) pursuant to which the Sellers will solicit and evaluate higher or otherwise better bids for the acquisition of the Sellers’ business and assets;
WHEREAS, pursuant to the Order, the parties wish to make certain amendments to the terms of the Agreement and the parties desire to amend certain terms of the Agreement by entering into, and as set forth in, this Amendment No. 1; and
WHEREAS, Section 12.3 of the Agreement provides that the parties may amend, modify or supplement the Agreement by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification, or waiver is sought.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

Section 1.	Amendments to the Agreement.
(a)Section 1.1(y) of the Agreement is hereby amended and restated in its entirety as follows:

“(y) all avoidance claims or causes of action arising under the Bankruptcy Code, including but not limited to Chapter 5 of the Bankruptcy Code, or any other causes of action under any other applicable law against (i) any vendor or service provider that is a counterparty to any Assigned Contracts or related to Assumed Liabilities; and (ii) all current officers, consultants or employees of the Debtor who continue to be employed in or otherwise under contract with the Business by the Purchaser after the Closing Date except to the extent that such claims are excluded assets under Section 1.2(n) (collectively, the “Purchased Avoidance Claims”).”
(b)Section 1.2(k) of the Agreement is hereby amended such that the last word, “and” is hereby deleted.

(c)Section 1.2(l) of the Agreement is hereby amended such that the period at the end of the sentence is deleted and replaced with “;”.
(d)Section 1.2 of the Agreement is hereby amended such that a new subsection (m) is inserted with the following:
“(m) all claims or causes of action that are not Purchased Avoidance Claims; and”
(e)Section 1.2 of the Agreement is hereby amended such that a new subsection (n) is added with the following:
“(n) all Purchased Avoidance Claims, but only to the extent of available insurance coverage.”
(f)Section 1.4(q) of the Agreement is hereby amended and restated in its entirety with the following:
“(q) all Liabilities of any kind relating to Purchased Avoidance Claims;”
(g)Section 1.6(b)(i) of the Agreement is hereby amended such that the first clause of the first sentence is hereby amended and restated in its entirety with the following:
“(i) If, no later than two days prior to the Sale Hearing, it is discovered that a Contract should have been listed on Schedule 1.6(a) but was not listed on Schedule 1.6(a), or if Purchaser desires, in its sole discretion, to acquire any Contract listed on Schedule 1.6(a) that is not also listed on Schedule 1.1(b) (including any Rejected Contract prior to the entry by the Bankruptcy Court of an order with respect thereto) (any such Contract, a “Previously Omitted Contract”),”
(h)Section 1.6(b)(ii) of the Agreement is hereby amended such that the second sentence is hereby amended and restated in its entirety with the following:
“The Previously Omitted Contract Notice shall provide the counterparties to such Previously Omitted Contract until the Sale Hearing to object, in writing to the Sellers and Purchaser, to the Cure Costs associated with the assumption of its Contract.”
(i)Section 1.6(c) of the Agreement is hereby deleted in its entirety.
(j)Section 1.6(d) of the Agreement is hereby re-numbered to Section 1.6(c).
(k)Article VIII of the Agreement is hereby amended such that a new Section 8.15 is added with the following:
“Section 8.15    Purchased Avoidance Claims. Purchaser agrees to cooperate in identifying the Purchased Avoidance Claims and further agrees it shall not sue (at law, in equity, in any regulatory proceeding or otherwise) on account of the Purchased Avoidance Claims.”
(l)Section 10.1 of the Agreement is hereby amended such that the definition of “Avoidance Actions” is deleted and a new definition is added with the following:
““Purchased Avoidance Claims” shall have the meaning set forth in Section 1.1(y).”
(m)Schedule 1.1(b) to the Agreement is hereby amended and restated in its entirety as set forth in Schedule 1.1(b) attached hereto.
Section 2.Effect of Amendment. Except as expressly modified by this Amendment No. 1, each of the terms and provisions of the Agreement shall continue in full force and effect unamended.
Section 3.No Waivers. The execution, delivery and performance of this Amendment No. 1 will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Agreement.

Section 4.References. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Asset Purchase Agreement,” “the Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.
Section 5.Execution in Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties. Delivery of an executed counterpart of a signature page to this Amendment No. 1 shall be as effective as delivery of a manually executed counterpart of this Amendment No. 1.
Section 6.Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and where state law is implicated, the laws of the State of Delaware shall govern, without giving effect to the choice of law principles thereof (except for any laws of that state which would render such choice of laws ineffective), including all matters of construction, validity and performance.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the date and year first set forth above.

SELLERS:

VALERITAS, INC.

By: s/ John E. Timberlake________
Name: John E. Timberlake
Title: President

VALERITAS HOLDINGS, INC.

By: s/ John E. Timberlake________
Name: John E. Timberlake
Title: President

PURCHASER:

ZEALAND PHARMA A/S

By: s/ Emmanuel Dulac_____
Name: Emmanuel Dulac
Title: Chief Executive Officer

Schedule 1.1(b)

See attached.